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                                                                   EXHIBIT 10.32


                                                                  EXECUTION COPY




                    THIRD AMENDMENT AND ASSUMPTION AGREEMENT
                                 WITH RESPECT TO
                             NOTE PURCHASE AGREEMENT

         THIS THIRD AMENDMENT AND ASSUMPTION AGREEMENT WITH RESPECT TO NOTE PURCHASE AGREEMENT is entered into as of December 31, 1998 among BETZDEARBORN INC., a Pennsylvania corporation ("BetzDearborn"), PUTNAM FIDUCIARY TRUST COMPANY ("Putnam"), in its capacity as successor Trustee (the "Trustee") of The BetzDearborn Inc. Employee Stock Ownership and 401(k) Trust (the "ESOT") of the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan (the "Plan"), HERCULES INCORPORATED, a Delaware corporation (the "Company"), the undersigned subsidiaries of the Company and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential").

                                   WITNESSETH:

         WHEREAS, BetzDearborn adopted the Betz Laboratories, Inc. Employee Stock Ownership Plan (the "Plan") effective January 1, 1989, changed the name of the Plan to the name shown above and most recently amended and restated the Plan effective January 1, 1994; and

         WHEREAS, pursuant to the Plan and effective January 1, 1989, BetzDearborn entered into an Agreement of Trust with Mellon Bank, N.A. ("Mellon") as trustee ("Trustee"), thereby establishing the ESOT; and

         WHEREAS, as of June 19, 1989, the ESOT and BetzDearborn entered into a Note Purchase Agreement with Prudential whereby the ESOT sold and Prudential purchased $100,000,000 principal amount of the ESOT's Notes (guaranteed by BetzDearborn), $93,500,000 of which are still outstanding and held by Prudential, which Note Purchase Agreement was amended by a First Amendment thereto as of June 25,1996 and a Second Amendment thereto as of June 25, 1998 and which was supplemented and amended by a Consent and Waiver and Assumption (the "Consent and Assumption") effective October 15, 1998 executed by and among BetzDearborn, the Company and Prudential (as so amended and supplemented by said Amendments and the Consent and Assumption being herein called the "Note Agreement"); and

         WHEREAS, as of October 1, 1992, BetzDearborn removed Mellon as Trustee, appointed Putnam as successor Trustee and amended and restated the foregoing Agreement of Trust, retitling it as "Trust Agreement for Betz Laboratories Inc. Employee Stock Ownership and 401(k) Plan," and continued the ESOT with the successor Trustee; and
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         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of July
30, 1998 among the Company, Water Acquisition Co. and BetzDearborn, BetzDearborn became a wholly-owned subsidiary of the Company on October 15, 1998 (the "Merger"); and

         WHEREAS, in connection with the Merger the Company and various of its Subsidiaries (including BetzDearborn) executed and delivered the Credit Agreement, dated as of October 15, 1998, by and among the Company, such Subsidiaries of the Company as may from time to time be Borrowers and/or Guarantors thereunder in accordance with the provisions thereof (collectively with the Company the "Bank Credit Parties"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), NationsBank, N.A., a national banking association, as administrative agent for the Lenders and The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A. as Co-Syndication Agents (herein called the "Credit Agreement"); and

         WHEREAS, Prudential executed and delivered the Consent and Assumption at the request of BetzDearborn and the Company providing for the waiver of the applicability of various provisions of the Note Agreement for a period ending November 16, 1998, which period has been extended to December 31, 1998 (the "Waiver Period"); and

         WHEREAS, pursuant to the Consent and Amendment the Company has assumed all of the payment obligations of BetzDearborn and the ESOT under the Note Agreement and the ESOT Notes (the "Original Assumption"); and


         WHEREAS, Prudential gave the consents and waivers contained in the Consent and Assumption on the understanding that prior to the expiration of the Waiver Period there would be executed and delivered and put into place documentation according Prudential (and each other holder of Notes) equal and ratable treatment with the Lenders under the Credit Agreement in respect of the right of payment of, and security for and guarantees of, the respective obligations owing to the Lenders under the Credit Agreement and to the holders of the ESOT Notes under the Note Agreement, all pursuant to documentation satisfactory to Prudential in its absolute discretion; such documentation to include, without limitation, (i) an assumption agreement from the Company confirming the Original Assumption and further providing for the Company to become "the Company" for all purposes under the Note Agreement (including amendments to the Note Agreement to incorporate the existing covenants and defaults contained in the Credit Agreement and any future amendments thereto which have the effect of adding to or making the existing covenants and defaults more restrictive), (ii) guarantees from Subsidiaries of the Company and rights to collateral in respect of the obligations under the Note Agreement and the Notes thereunder in the same manner as provided to the Lenders under the Credit Agreement, (iii) an intercreditor agreement among the Lenders under the Credit Agreement and Prudential as to sharing collateral and recoveries in respect of the obligations under and in respect of the Credit Agreement and the Note Agreement and the Notes thereunder, (iv) the receipt by Prudential of an amendment fee of $116,875, and (v) an increase in the annual rate of interest on the Notes outstanding from time to time under the Note Agreement; and


         WHEREAS, the parties hereto desire to amend certain provisions of the Note Agreement as contemplated by the Consent and Assumption; and

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         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements contained herein, the parties hereto agree as follows:

         SECTION  1. ASSUMPTION BY HERCULES; DISCHARGE OF BETZDEARBORN

         Hercules Incorporated ("Hercules") hereby unconditionally and expressly assumes the due and punctual performance of all payment obligations of BetzDearborn under the Note Agreement (including, without limitation, those arising under the provisions of paragraph 7 and 8 of the Note Agreement) and the due and punctual performance of every other covenant of the Notes and the Note Agreement on the part of BetzDearborn to be performed or observed, all to the same extent and with the same effect as if Hercules had originally executed the Note Agreement and had been named as "the Company" therein. Hercules having assumed the payment and performance of such obligations (i) BetzDearborn is hereby relieved of all obligations and covenants under the Note Agreement (except insofar as BetzDearborn shall have obligations as a Guarantor under the Note Agreement as amended hereby), and (ii) Hercules shall succeed to, and be substituted for, and may exercise every right and power of, "the Company" under the Note Agreement (including, without limitation, those under paragraph 8 thereof).

         SECTION  2. AMENDMENTS TO NOTE AGREEMENT

         SECTION 2.1. (PARAGRAPH 5) Paragraph 5 of the Note Agreement is amended and restated in its entirety to read as follows:

         5.       COVENANTS

         5.1. Affirmative Covenants. So long as this Agreement, any of the Notes or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Notes or any other amount payable by a Credit Party to the holder of any Note pursuant to this Agreement, any of the Notes or any other Credit Document shall remain unpaid, unless waived in writing by the Required Holders, each Credit Party covenants and agrees that:


         (a) Financial Statements (i) The Company will deliver to each holder of a Note in duplicate:


                  (A) within ninety (90) days after the end of each of its fiscal years, the consolidated statement of financial position of the Company and its Consolidated Subsidiaries as of the end of such year, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, accompanied by a certificate of independent public accountants of recognized standing satisfactory to the Required Holders as to such statements, which certificate will contain no material exceptions or qualifications except such as are acceptable to the Required Holders;

                  (B) within sixty (60) days after the end of each of the first three (3) quarters of each of its fiscal years, the consolidated statement of financial position of the Company and its Consolidated Subsidiaries as at the end of such quarters,

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         and the related consolidated statements of income and cash flows for such quarters and the portion of the fiscal year then ended;

                  (C) promptly upon the filing thereof, copies of all Form 8-K, 10-K, and 10-Q reports, if any, which the Company shall have filed with the Securities and Exchange Commission;

                  (D) in the event the Company Notes are not outstanding, promptly upon its becoming available and in any event within 30 days after such time as such reports are required to be filed with the IRS, a copy of the annual report of the Plan on Form 5500;

                  (E) in the event the Company Notes are not outstanding, promptly upon its becoming available, copies of the Annual Report on Form 11-K of the Plan as filed with the Commission;

                  (F) in the event the Company Notes are not outstanding, promptly following the Company's obtaining knowledge thereof, a notice of the occurrence of any event that could, in the reasonable judgment of the Company, be expected to give rise to a change in the interest rate applicable to the Notes or the payment of any amount by the ESOT pursuant to paragraph 7; provided, however, that the Company shall not be required pursuant to this paragraph (G) to give notice of the introduction or enactment of any amendments to ERISA or the Code or of the proposal or adoption of any regulations under either ERISA or the Code or any other matter of public knowledge;

                  (G) from time to time such additional information regarding the financial position or business of the Company as the holder of any Note may reasonably request; and

                  (H) simultaneously with the delivery of each set of financial statements referred to in paragraphs (A) and (B) above, a certificate of a Responsible Officer of the Company (1) stating that in the course of the performance of his duties he would normally obtain knowledge of any condition or event which constitutes, or which after notice or lapse of time or both would constitute, an Event of Default specified in paragraph 9, (2) stating whether or not he has obtained knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto and (3) setting forth the calculations required to establish compliance with subparagraph 5.2(d).

         (ii) The Company shall promptly give notice to each holder of Notes of
(A) the occurrence of any Default or Event of Default, accompanied by a certificate specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto and (B) the occurrence of any of the following with respect to the Company or any of its

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         Consolidated Subsidiaries (x) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined could reasonably be expected to have a Material Adverse Effect or (y) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could reasonably be expected to have a Material Adverse Effect.

         (b) Payment of Obligations. It will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

         (c) Conduct of Business and Maintenance of Existence. It will, and will cause each of the Material Subsidiaries to, (i) continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence (except in connection with mergers or consolidations permitted under subparagraph 5.2(b)) and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and (ii) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         (d) Maintenance of Property, Insurance. It will, and will cause each of the Material Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, except where the failure to keep such property in good working order could not reasonably be expected to have a Material Adverse Effect and (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amount and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (it being understood that the Company may maintain self-insurance to a similar extent as is commonly maintained by companies engaged in the same or a similar business).

         (e) Books and Records. It will, and will cause each of the Material Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with generally accepted accounting principles in effect with respect to such Person (meaning GAAP for the Company and its Domestic Subsidiaries) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

         (f) Material Subsidiaries. The Company and the Material Subsidiaries shall at all times collectively account for 90% or more of the net income and assets, respectively, of the Company and its Consolidated Subsidiaries.

         (g) Year 2000 Compliance. The Company will promptly notify each holder of Notes in the event any Credit Party discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000

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Compliant (as defined in subparagraph 3.19 of the Third Amendment), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


         (h) Plan Existence. As long as the Company Notes are not outstanding, each of the Company and the ESOT will (i) do all things necessary to comply with the requirements for an "exempt loan" to the ESOT as defined in Treasury Regulation sections 54.4975-7 and 54.4975-11 and the requirements, if any, that may be promulgated from time to time with respect to section 133 of the Code,
(ii) do all things necessary to maintain and keep in full force and effect the Plan as an "employee stock ownership plan", within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA; (iii) cause the Plan and the ESOT to be operated and administered at all times and be amended as necessary so as to remain qualified under sections 401(a), 401(k) and 4975(e)(7) of the Code and the ESOT to remain tax-exempt under section 501(a) of the Code;
(iv) cause all other actions to be taken which are necessary for the Plan and the ESOT to be in material compliance with all applicable requirements of ERISA (including Titles I and II thereof) and the Code and the regulations thereunder as from time to time in effect and applicable to the Plan and the ESOT; (v) take no action to amend or otherwise modify any Plan Document in a manner that would result in the extension of credit represented by the Notes ceasing to qualify as a "securities acquisition loan" within the meaning of section 133(b) of the Code. The Company covenants that it will make contributions to the ESOT as required by the Plan. Nothing in this subparagraph 5.1(h) is intended to give any Person, other than the holders of the Notes, any rights.


         (i) Audits/Inspections. Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the holder of any Note, including, without limitation, independent accountants, agents, attorneys and appraisers, to visit and inspect such Credit Party's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit such holder of a Note or its representatives to investigate and verify the accuracy of information provided to the holders of the Notes, and to discuss all such matters with the executive officers, pertinent employees and representatives of the Credit Parties; provided, however, that so long as neither (x) an Event of Default shall have occurred and be continuing nor (y) the Collateral Period shall have begun and be continuing, (i) no verification of accuracy of information shall include contacting the account debtors under any accounts receivable of any Credit Party and (ii) such visits and inspections shall not (A) disrupt the normal business operations of any Credit Party, (B) be conducted by more than 5 Persons at any one time or (C) occur more frequently than annually. The holder of a Note, by accepting the benefits of this subparagraph 5.1(i) agrees to keep confidential the information obtained from any such audit or inspection in accordance with the provisions of paragraph 140.

         (j) Additional Credit Parties. At the time any Person becomes a Material Domestic Subsidiary (other than a Receivables Financing SPC or a Preferred Stock SPC) or a "Credit Party" under the Credit Agreement, in each case prior to a Credit Improvement Date, the Company shall so notify the holders of the Notes and promptly thereafter (but in any event within 30 days after the date thereof) shall (a) cause such Person to execute a Guarantor Joinder Agreement in substantially the same form as Exhibit C, (b) execute an appropriate pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form

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reasonably acceptable to the Collateral Agent, which pledge agreement will be effective only during the Collateral Period and which will obligate the Company to, upon the occurrence of the Collateral Effective Date (or within 30 days of the notice referred to above if the Collateral Period shall have begun and shall then be continuing), cause all of the capital stock of such Person to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, (c) if such Person has any Subsidiaries, cause such Person to execute a pledge agreement in substantially the form of the Pledge Agreements and otherwise in a form reasonably acceptable to the Collateral Agent, which pledge agreement will be effective only during the Collateral Period and which will obligate such Person to, upon the occurrence of the Collateral Effective Date (or within 30 days of the notice referred to above if the Collateral Period shall have begun and shall then be continuing), cause all of the capital stock of its Domestic Subsidiaries and 65% of the capital stock of its Material First Tier Foreign Subsidiaries to be delivered to the Collateral Agent (together with undated stock powers, if applicable, signed in blank) and pledged to the Collateral Agent, and (d) deliver, or cause such Person to deliver, such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) and, if the Collateral Period shall have begun and shall then be continuing, appropriate UCC-1 financing statements, all in form, content and scope reasonably satisfactory to the Collateral Agent.

         (k) Collateral Effective Date. Upon the occurrence of the Collateral Effective Date and during the ensuing Collateral Period, the Pledge Agreements shall be in full force and effect and the Collateral Agent, on behalf of the holders of the Notes, shall have a Lien on the Collateral described in the Pledge Agreements. Within ten Business Days following the Collateral Effective Date, the Company shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent:

                  (i) all stock certificates evidencing the stock pledged to the Collateral Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto;

                  (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent's sole discretion, to perfect the security interest of the holders of the Notes in the Collateral;

                  (iii) an opinion of counsel addressed to the Collateral Agent, on behalf of the holders of the Notes, covering such issues as reasonably requested by the Collateral Agent, including the attachment and perfection of the liens; and

                  (iv) an Officer's Certificate (with copies delivered to each holder of Notes) signed by a Responsible Officer to the effect specified in Schedule V attached hereto.

         (l) Initial Hybrid Equity Transaction. No later than January 15, 1999, the Company shall complete the Initial Hybrid Equity Transaction.

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         (m) Contributions to the ESOT. As long as the Company Notes are not outstanding, the Company covenants that it will make contributions to the ESOT in amounts sufficient, together with other funds legally available therefor, to enable the Trustee to make payments of principal, Market Premium, if any, and interest of the ESOT Notes when due. Nothing in this subparagraph 5.1(m) is intended to give any Person, other than holders of the Notes, any rights.

         5.2. Negative Covenants. So long as this Agreement, any of the Notes or any other Credit Document shall remain in effect or any of the principal of or interest on any of the Notes or any other amount payable by a Credit Party to the holder of any Note pursuant to this Agreement, any of the Notes or any other Credit Document shall remain unpaid, unless waived in writing by the Required Holders, each Credit Party covenants and agrees that:

         (a) Limitation on Liens. It will not, and will not permit any of the Material Subsidiaries to, create, incur, assume or suffer to exist any Lien on any Property owned by such Person or on any capital stock of any Material Subsidiary now or hereafter owned by such Person to secure Indebtedness, or acquire any such Property subject to any conditional sale or title retention agreement, except: (i) purchase money security arrangements upon Property acquired subsequent to the date of this Agreement, provided that each such security arrangement does not exceed 80% of the cost or fair value of the Property acquired and is a lien only on such Property, or renewals or extensions of any such security arrangement upon the same Property and not in a greater Amount; (ii) Liens on Property in favor of, or any conditional sale or title retention agreement relating to any Property with, the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any such political subdivision, or any agent or trustee acting on behalf of any of the foregoing, or any agent or trustee acting on behalf of the holders of obligations issued by any of the foregoing, to secure partial, progress, advance or other payments pursuant to any agreement, understanding, contract, lease or statute (including, but not limited to, agreements, understandings, contracts, leases or statutes that require the construction of Property and sale thereof to any of the named departments, agencies or political divisions, as a part of the lease or installment purchase of such Property by the Company or any Material Subsidiary) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such Liens; (iii) any reservation or exception contained in any instrument under which the Company or any Material Subsidiary owns or shall acquire any Property and under the terms of which any vendor, lessor or assignor reserves or excepts an interest in oil, gas or any other mineral or the proceeds thereof,
(iv) any conveyance or assignment under the terms of which the Company or any Material Subsidiary conveys or assigns an interest in oil, gas or any, other mineral or the proceeds thereof whether or not such conveyance or assignment is in connection with or substantially simultaneous with an extension of credit to the grantee or assignee thereunder on a basis providing for repayment of all or substantially all of such advance out of such proceeds or out of production from such interest; (v) any lien upon any Property owned by the Company or any Material Subsidiary or in which the Company or any Material Subsidiary owns an interest to secure payment of its proportionate part of the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of such Property (or Property with which it is unitized); (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with

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the ordinary conduct of the business of the Company or such Material Subsidiary;
(vii) Liens (not otherwise permitted hereunder) which secure indebtedness for borrowed money not exceeding (as to the Company and all Material Subsidiaries) $60,000,000 in aggregate amount at any time outstanding; (viii) any Liens securing indebtedness for borrowed money of a wholly-owned Material Subsidiary of the Company, to the Company or to another wholly-owned Material Subsidiary of the Company; (ix) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings; (x) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business; (xi) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations; (xii) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xiii) Liens in favor of customs revenue authorities arising as a matter of law to secure payment of customs duties; (xiv) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part of any lien referred to in the foregoing clauses (i) to (v), inclusive, provided that the obligation secured thereby shall not exceed the obligation so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to that portion of the Property which secured the lien so extended, renewed or replaced (plus improvements on such Property); and
(xv) Liens in favor of the Collateral Agent to secure the Pledgor Obligations
(as defined in the Pledge Agreements).


         (b) Limitations on Mergers, Asset Sales and Asset Purchases. It will not, and will not permit any of its Subsidiaries to, (i) merge or consolidate with or into any other Person or (ii) sell, lease or otherwise dispose of any of its assets or purchase another Person or the assets of another Person, in any case described in this clause (iii) in a transaction or series of related transactions that is a Covered Transaction, unless (A) in the case of clause (i) above, if a Credit Party is a party to such transaction the resulting or surviving corporation shall be such Credit Party (or, if such merger or consolidation involves two Credit Parties, a Credit Party) and, if the Company is a party to such a transaction with another Credit Party, the Company shall be the resulting or surviving corporation, (B) in the case of clause (i) and clause
(ii) above, after giving effect on a Pro Forma Basis to any such merger, consolidation, sale, lease or other disposition or any such purchase, no Default or Event of Default shall have occurred or be continuing, (C) in the case of a purchase covered by clause (ii) above, such purchase either is an intercompany purchase or does not require a cash purchase price in excess of $75,000,000 in the aggregate in cash consideration and (D) in the case of an Asset Disposition covered by clause (ii) above and while the Notes are outstanding, no later than two (2) Business Days prior to such Asset Disposition, the holders of the Notes shall have received a certificate of a Responsible Officer of the Company specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Credit Parties shall, within the period of 180 days following the consummation of such Asset Disposition, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to
(A) make Eligible Reinvestments or (B) prepay the Term Loans under the Credit Agreement in accordance with the terms of subsection 2.6(b)(ii) thereof (as such provision is in effect on October 15, 1998) (herein called a "Bank Prepayment"); provided that if the Company elects to make a Bank

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Prepayment the Company will give written notice thereof to the holders of the
Notes not later than 30 days prior thereto and in that notice shall make (or shall cause the ESOT to make) an offer to prepay a principal amount of the Notes (at 100% of the principal amount thereof plus accrued interest thereon), pro rata among the holders thereof, which shall be the same percentage of the Notes at the time outstanding as the percentage of the outstanding Term Loan being prepaid in connection with the Bank Prepayment. If the Company (or the ESOT) shall make an offer to prepay Notes as aforesaid, it will specify the date of prepayment (which shall be the same day as the prepayment of the Term Loan under the Credit Agreement) and will prepay the Notes of those holders which shall have accepted such offer by notice given to the Company at least five (5) days prior to the date of prepayment.

         Upon the sale of Capital Stock of a Material Domestic Subsidiary or Material First Tier Foreign Subsidiary permitted by this subparagraph 5.2(b), the Credit Parties may (to the extent applicable) request the Collateral Agent (and the Collateral Agent is authorized, on behalf of the holders of the Notes) to deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interest, if any, in such Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Subsidiary from all of its obligations, if any, under the Credit Documents.

         (c) Limitations on Sale/Leaseback Transactions. It will not, and will not permit any of the Material Subsidiaries to, sell or transfer any manufacturing Properties to anyone (other than the Company or to a Material Subsidiary in which the Company owns 50% or more of the voting stock) with the intention of taking back a lease of such Property or any similar Property, except in connection with a lease for a temporary period during or at the end of which it is intended that the use by the Company or its Material Subsidiary of such Property will be discontinued.

         (d) Financial Covenants.

                           (i) Leverage Ratio. It will not permit, as of the
                  last day of any fiscal quarter, the Leverage Ratio to exceed the ratio set forth below for the applicable period:

                             Period                                              Maximum Leverage Ratio
                             ------                                               ----------------------

              Closing Date through March 31, 1999                                      5.0 to 1.0
              April 1, 1999 through September 30, 1999                                 4.5 to 1.0
              October 1, 1999 through September 30, 2000                               3.5 to 1.0
              October 1, 2000 and thereafter                                           3.0 to 1.0

                           (ii) Minimum Net Worth. It will not permit at any
                  time Consolidated Net Worth to be less than $520,000,000, increased on a cumulative basis as of the last day of each fiscal quarter (commencing on December 31, 1998) by an amount equal to the sum of (x) 40% of Consolidated Net Income, if positive, for such fiscal quarter and (y) 80% of any Equity Issuances (including an issuance of hybrid equity securities (e.g., trust preferred capital securities), but only if such issuance increases Consolidated Net Worth) commenced in such fiscal quarter.

                           (iii) Interest Coverage Ratio. It will not permit, as
                  of the last day of any fiscal quarter, the Interest Coverage Ratio to be less than the ratio set forth below for the applicable period:

                           Period                                               Maximum Leverage Ratio
                           ------                                               ----------------------

              Closing Date through September 30, 1999                                  2.5 to 1.0
              October 1, 1998 and thereafter                                           3.0 to 1.0

         (e) Limitations on Transactions with Affiliates. It will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of its or such Subsidiary's business (or is a transaction among wholly-owned Subsidiaries of the Company) and (c) upon fair and reasonable terms no less favorable to it or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that it shall not be a breach of this covenant to the extent that the failure of the Company or any of its Subsidiaries to comply with the foregoing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

         (f) Limitations on Indebtedness of the Material Subsidiaries. It will not permit any of the Material Subsidiaries to contract, create, incur, assume or permit to exist any Indebtedness, except:

                           (i) Indebtedness arising under this Agreement and the
                  Notes and the other Credit Documents and under the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement);

                           (ii) Indebtedness of the Material Subsidiaries set
                  forth in Schedule IV (but not including any renewals, refinancings or extensions thereof);

                           (iii) obligations of the Material Subsidiaries in
                  respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                           (iv) obligations of the Material Subsidiaries in
                  connection with any Permitted Receivables Financing, to the extent such obligations constitute Indebtedness;

                           (v) unsecured intercompany Indebtedness owing by a
                  Material Subsidiary to a Credit Party or a Subsidiary of A Credit Party; and

                           (vi) in addition to the Indebtedness otherwise
                  permitted by this subparagraph 5.2(f), other Indebtedness hereafter incurred by the Material Subsidiaries provided that
                  (A) the aggregate outstanding principal amount of such Indebtedness shall not exceed $150,000,000 at any time and (B) such Indebtedness shall not cause the Company and the Material Subsidiaries to violate the provisions of subparagraph 5.2(a)(vii).

         (g) Fiscal Year, Organizational Documents. It will not, and will not permit any of the Material Subsidiaries to, change its fiscal year or amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Holders.

         (h) Limitation on Restricted Actions. It will not, and will not permit any of the Material Subsidiaries (other than a Receivables Financing SPC in connection with a Permitted Receivables Financing) to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (i) pay dividends or make any other distribution on any of such Person's capital stock, (ii) pay any Indebtedness owed to the Company or any other Credit Party, (iii) make loans or advances to any other Credit Party or (iv) transfer any of its property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (A) customary nonassignment or net worth provisions in any lease governing a leasehold interest, (B) any agreement or other instrument of a Person existing at the time it becomes a Subsidiary of the Borrower; provided that such encumbrance or restriction is not applicable to any other Person, or any property of any other Person, other than such Person becoming a Subsidiary of the Borrower and was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, and (C) this Agreement and the Notes and the other Credit Documents and the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement).

         (i) No Other Negative Pledges. It will not, and will not permit any of the Material Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except pursuant to (x) the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable transferred assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing) and (y) this Agreement and the other Credit Documents and the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement).

         (j) Incorporated Provisions. The Company will not amend or supplement the Credit Agreement (or any agreement replacing the Credit Agreement in whole or in part) in any manner, or enter into, amend or supplement any other agreement relating to Indebtedness, if the effect thereof would be to adopt, amend or add covenants or defaults, the effect of which are more restrictive on the Company and its Subsidiaries than are the covenants and defaults contained herein, unless the Company shall execute and deliver to the holders of the Notes an instrument in writing supplementing this Agreement and extending the benefit of such Additional Provisions to the holders of the Notes. Once incorporated in this Agreement, no waiver or consent under or amendment or termination of, the Credit Agreement (or any such other agreement), shall have any effect on the Additional Provisions as incorporated herein.

                  *******************************************

         SECTION 2.2. (PARAGRAPH 6) of the Note Agreement is amended in its entirety to read as follows:

         6.       GUARANTY


         6.1. Guaranty of Payment. Subject to paragraph 6.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the holder of each Note the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This guaranty is a guaranty of payment and not merely of collection and is a continuing guaranty and shall apply to all Guaranteed Obligations whenever arising.


         6.2. Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Documents, or any other agreement or instrument referred to herein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by each holder of a Note without the necessity at any time of resorting to or exhausting any security or collateral and without the necessity at any time of having recourse to the Notes, this Agreement (including, without limitation, under paragraph 8) or any other Credit Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the holder of any Note to proceed against any other Credit Party or any other Person (including a co-guarantor) or to require the holder of any Note to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against any other Credit Party or any other guarantor of the Guaranteed Obligations for amounts paid under this guaranty until such time as the holders of the Notes have been paid in full, and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the holder of any Note in connection with monies received under this Agreement. Each Guarantor further agrees that nothing contained herein shall prevent the holder of any Note from suing on the Notes, this Agreement or any other Credit Document or foreclosing its security interest in or Lien on any collateral, if any, securing the Guaranteed Obligations or from exercising any other rights available to it under this Agreement, the Notes, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of a Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither a Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of a Credit Party or by reason of the bankruptcy or insolvency of a Credit Party. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by the holder of any Note upon this guaranty or acceptance of this guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this guaranty. All dealings between the Company and any of the Guarantors, on the one hand, and the holders of Notes, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this guaranty,

         6.3. Modifications. Each Guarantor agrees that (a) all or any part of the security which hereafter may be held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the holders of the Notes shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances which hereafter may be held, if any, for the Guaranteed Obligations or the properties subject thereto; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) a Credit Party and any other party liable for payment under this Agreement may be granted indulgences generally; (e) any of the provisions of the Notes, this Agreement or any other Credit Document may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of a Credit Party or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         6.4. Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the holders of the Notes; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the holders of the Notes obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or the holders of the Notes subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled in connection with the guaranty evidenced by this paragraph 6; and (f) demand for payment under this guaranty.

         6.5. Reinstatement. The obligations of the Guarantors under this paragraph 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each holder of Notes on demand for all reasonable, documented costs and expenses (including, without limitation, reasonable, documented fees of counsel) incurred by such holder in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         6.6. Remedies. Each Guarantor agrees that, as between the Guarantors, on the one hand, and the holders of the Notes, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in paragraph 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in paragraph 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that, during the Collateral Period, their obligations hereunder shall be secured in accordance with the terms of the Collateral Documents and that, during the Collateral Period, the holders of the Notes may exercise their rights and remedies thereunder in accordance with the terms thereof

         6.7. Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Federal Bankruptcy Code (as now or hereinafter in effect)).

         6.8. Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in night of payment to the obligations of the Guarantors under the Credit Documents and no Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full.

         6.9. Releases of Certain Guarantors. Upon the occurrence of a Credit Improvement Date, the Company may by written notice to the holders of the Notes request that any Material Domestic Subsidiary or Additional Credit Party be released from its guaranty pursuant to this paragraph 6. Promptly upon receipt of such written request, the holders of the Notes shall, at the expense of the Company, execute and deliver a release acknowledging the termination of the guaranties of the Material Domestic Subsidiaries and/or Additional Credit Parties specified in such request.

                  *******************************************

         SECTION 2.3. (PARAGRAPH 9A) Paragraph 9A of the Note Agreement is hereby amended in its entirety to read as follows:

         9.A DEFAULT; ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

         (a) default in the payment of

                  (i) any principal (including any Required Installment Payment) of or Market Premium on any Note when the same shall become due, whether at maturity or at the times specified in paragraph 4A or 4B or otherwise, either by the terms thereof or otherwise as herein provided, or

                  (ii) any interest on any Note when the same shall become due and such default shall continue for more than 3 days, or

                  (iii) any other amount payable by any Credit Party hereunder or under any other Credit Document when the same shall become due and such default shall continue for more than 3 days; or

         (b) the Company states or otherwise claims in writing that any of its obligations under paragraph 8 is not enforceable in accordance with its terms; or

         (c) default in the performance or breach of any covenant of the Company or the ESOT contained in (i) subparagraph 5.1 (h) or (m), (ii) paragraph 7 of this Agreement and continuance of such default or breach for a period of 5 Business Days or (iii) paragraph 8; or

         (d) any Credit Party shall (i) fail to perform or observe any covenant contained in subparagraph 5.1(e), (h), (i) or (j) or subparagraph 5.2 hereof or
(ii) fail to perform or observe any covenant contained in subparagraphs 5.1(a)(i)(A), (B) or (H) or subparagraph 5.1(a)(ii) hereof and such failure referred to in this subparagraph 9A(d) shall continue unremedied for a period of five (5) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the holder of any Note; or

         (e) any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained herein or in any Note (other than those specified in clauses (a) through (d) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of a Responsible Officer of the Company becoming aware of such failure or written notice specifying such failure and stating that such notice is a "Notice of Default" hereunder is given, by registered or certified mail or by courier, to the Company on behalf of the Credit Parties by the holder of any Note or (ii) any term, covenant or agreement contained in any other Credit Document and such failure shall continue unremedied beyond any applicable grace or cure period; or

         (f) any representation or warranty made or deemed made by the ESOT or a Credit Party pursuant to this Agreement or in any other Credit Document or in any other document or certificate delivered pursuant hereto or in connection with any amendment hereof or any other Credit Document or any consent or waiver or thereunder shall prove to have been incorrect or misleading in any material respect as of the date made or deemed made; or

         (g) the Company or any Material Subsidiary shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness (other than the Indebtedness referred to in clause (a) above) or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound evidencing or securing Indebtedness or any obligations under Hedging Agreements, in each case with an outstanding principal or notional amount in excess of $25,000,000 for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder (or a trustee or agent on behalf of such holder or holders), to accelerate the maturity thereof, or of any such obligation; provided, however, that if any such failure shall be cured by the Company or such Material Subsidiary or waived by the requisite holders of the defaulted obligations, then the default hereunder by reason of such failure shall be deemed to have been cured and waived by the Required Holders unless prior thereto the Notes shall have been declared to be or shall have become immediately due and payable hereunder; or

         (h) the Company or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) be adjudicated as bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under such Bankruptcy Code, or
(viii) be authorized by its Board of Directors to take any of the foregoing actions; or

         (i) a proceeding or case shall be commenced, without the application or consent of the Company or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) the liquidation, administration, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of the Company or any Material Subsidiary, (ii) the appointment of a trustee, receiver, administrator, custodian, liquidator or the like of the Company or any Material Subsidiary, or of all or any substantial part of its assets or (iii) similar relief in respect of the Company or any Material Subsidiary, under any law relating to bankruptcy, insolvency, administration, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in any such case for a period of sixty (60) consecutive days, or an order for relief against the Company or any Material Subsidiary, shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or

         (j) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any ERISA Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to an ERISA Plan or any Lien in favor of the PBGC or an ERISA Plan shall arise on the assets of the Company, any Material Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such ERISA Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company, any Material Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a

Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to an ERISA Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

         (k) one or more judgments or decrees shall be entered against the Company or any Material Subsidiary, involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (l) this Agreement, any of the Notes or any other Credit Document shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert or any Credit Party shall disaffirm or deny any of its obligations thereunder; or

         (m) either (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of then outstanding voting stock of the Company or
(ii) the Company shall merge or consolidate with any Person other than in a transaction permitted under subparagraph 5.2(b); or

         (n) if ESOT Notes are outstanding, any order, judgment or decree is entered in any proceeding by a court of competent jurisdiction decreeing that the Plan, the ESOT or the ESOT Transaction has not been properly established or consummated, as the case may be (other than as specified in clause (b)(ii) of paragraph 4A), in any material respect, and such order, judgment or decree remains unstayed and in effect for more than 60 days of the time such order, judgment or decree first becomes appealable;

then (a) if such event is an Event of Default specified in clause (h) or (i) of this paragraph 9A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and the ESOT, and (b) if such event is any other continuing Event of Default, the holder or holders of at least 25% of the aggregate principal amount of the Notes at the time outstanding may at its or their option, by notice in writing to the Company and the ESOT, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Market Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the ESOT and the Company shall give notice in writing of such declaration to the other holders, provided that
(x) if such event is a continuing Event of Default specified in sub-clause (i) or (ii) of clause (a) of this paragraph 9A in respect of any Note, any holder of Notes may, at its option, by notice in writing to the Company and the ESOT, declare all of the Notes held by such holder to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Market Premium, if any, with respect to each such Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the ESOT, (y) if any holder of Notes shall have declared all of the Notes held by such holder to be due and payable pursuant to clause (x) of this proviso, then the Company shall give notice in writing of such declaration to the other holders of Notes and any such other holder may at any time thereafter and until the later of (A) the expiration of 60 days after such other holder shall have received notice from the Company of such declaration and
(B) the date on which all Events of Default and Defaults have been cured or waived pursuant to paragraph 14C, by notice in writing to the Company and the ESOT, declare all of the Notes held by such other holder to be immediately due and payable, together with interest accrued thereon and together with the Market Premium, if any, with respect to each such Note without presentment, demand, protest or any other notice of any kind, all of which are hereby waived by the Company and the ESOT. Nothing in this Agreement shall permit (i) a transfer of assets of the ESOT to any Person in excess of the amount permitted under Treasury Regulation Sec. 54.4975-7(b)(6), or (ii) if the holder of any Note is a disqualified person within the meaning of the Code or the Regulations thereunder, the transfer of assets of the ESOT to such holder except upon the failure of the ESOT to make payment of regularly scheduled payments of principal and interest on such Notes, and then only to the extent of such failure.


         SECTION 2.4. (PARAGRAPH 12) Paragraph 12A of the Note Agreement is hereby amended (a) by deleting the following defined terms:

Affiliate                                 Consolidated Interest Expense           ERISA

Acquisition Agreement                     Consolidated Net Income                 Exchange Act

Additional Interest                       Consolidated Net Worth                  Guarantee

Bankruptcy Law                            Consolidated Operating Profit           Interest Coverage Ratio

Bankruptcy Remote Subsidiary              Consolidated Subsidiary                 Mortgages

Board of Directors                        Credit Agreement                        Net Assets

Business Day                              Current Assets                          Permitted Receivables

Capitalized Lease                         Current Debt                            Disposition Transaction

Capitalized Lease Obligation              Current Liabilities                     Permitted Securitization

Code Affiliate                            Debt                                    Person

Consolidated Assets                       Depreciation                            Sale-Leaseback Transaction

Consolidated Debt                         Derivatives Obligations                 Total Capital

Consolidated EBIT                         ERISA Affiliate                         Wholly-owned Consolidated
                                                                                  Subsidiary

and (b) by adding the following defined terms and other provisions:

         "Acquisition": the acquisition by the Company and/or any of its Subsidiaries of the Capital Stock of BetzDearborn pursuant to the Merger Agreement.

         "Additional Credit Party": each Person that becomes a Guarantor after the date of the Third Amendment as provided in subparagraph 5.1(j).

         "Additional Interest": at any time the annual rate of interest determined by reference to Schedule X hereto.

         "Affiliate": as to any specified Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a specified Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

         "Agreement": this Agreement, as amended, supplemented or modified from time to time.

         "Asset Disposition": the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of the Company or any of its Consolidated Subsidiaries whether by sale, lease, transfer or otherwise (including a disposition pursuant to any casualty or condemnation event, but excluding a disposition pursuant to a Permitted Receivables Financing). The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business or (iii) any Equity Issuance.


         "Attributed Principal Amount": on any day, with respect to any Permitted Receivables Financing entered into by the Company or any of its Consolidated Subsidiaries, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier (as defined in the definition of "Permitted Receivables Financing") and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.


         "BetzDearborn": BetzDearborn, Inc., a Pennsylvania corporation.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania or New York City are authorized or required by law to close.

         "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Closing Date": October 15, 1998.

         "Code": the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations issued thereunder as in effect from time to time.

         "Collateral": all collateral described in and covered by the Collateral Documents.

         "Collateral Agent": NationsBank, N.A. (or any successor thereto) or any successor agent appointed pursuant to the provisions of the Intercreditor Agreement, dated as of December __, 1998, among NationsBank, NA. (as Agent under the Credit Agreement and as Collateral Agent) and The Prudential Insurance Company of America.

         "Collateral Documents": the Pledge Agreements, and such other documents executed and delivered in connection with the attachment and perfection of the security interests given for the benefit of the holders of the Notes in the Collateral, including without limitation, UCC financing statements, provided that it is understood that such Collateral Documents will be effective only during the Collateral Period.

         "Collateral Effective Date": a date subsequent to the Closing Date on which the Index Debt is rated worse than BB+ by S&P or rated worse than Bal by Moody's.

         "Collateral Period": the period in time from the Collateral Effective Date until a subsequent Credit Improvement Date.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which's under common control with a Credit Party within the meaning of Section 4001 of ERISA or is part of a group which includes a Credit Party and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDA": for any fiscal period, (i) Consolidated Net Income for such period, plus (ii) Consolidated Interest Expense for such period, plus (iii) to the extent deducted in computing such Consolidated Net Income, the sum of (a) taxes, (b) depreciation, (c) amortization, (d) any non-cash charges and (e) any extraordinary, unusual or non-recurring cash losses or cash charges incurred in connection with (x) the Acquisition in an amount not to exceed $170 million after taxes in the aggregate for all such add-backs pursuant to this subclause (x) and (y) the settlement prior to the Closing Date of certain litigation in an amount not to exceed $63 million after taxes in the aggregate for all such add-backs pursuant to this subclause (y), minus (iv) any extraordinary gains and noncash gains.

         "Consolidated Interest Expense": for any fiscal period, the amount of interest expense paid, accrued or capitalized by the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including imputed interest expense paid in respect of Capital Lease obligations and any dividends paid on hybrid equity securities that are tax deductible (such as dividends on trust preferred capital securities) (but, with respect to such dividends on hybrid equity securities, without duplication to the extent a comparable amount is taken by the Company as interest expense on the interest paid on the related subordinated debt to the Preferred Stock SPC).

         "Consolidated Net Income": for any fiscal period, net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth": as of the end of the most recently ended calendar month, the sum of (i) all items that would be included under stockholders' equity on a consolidated balance sheet of the Company and its Consolidated Subsidiaries plus (ii) insurance reserves. Consolidated Net Worth shall be determined in accordance with generally accepted accounting principles substantially the same as those used by the Company in preparing the financial statements referred to in subparagraph 3.2 of the Third Amendment and on a consolidated basis substantially the same as that used by the Company in preparing such financial statements; provided, however, that (A) foreign currency translation adjustments under Financial Accounting Standards Board Statement No. 52, "Foreign Currency Translation" and (B) items reported in comprehensive income and accumulated other comprehensive income under Financial Accounting Standards Statement No. 130 (including but not limited to gains or losses for derivatives designated as a hedge of exposure to variable cash flows of forecasted transactions and derivatives designated as a hedge of foreign currency exposure of a net investment in a foreign operation), shall not in either case be taken into account in calculating Consolidated Net Worth.

         "Consolidated Subsidiary": any Subsidiary the results of whose operations are, for financial accounting purposes, consolidated with the results of operations of the Company and its other Consolidated Subsidiaries on the most recent annual or quarterly financial statements of the Company and its Consolidated Subsidiaries.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covered Transaction": the sale, lease, disposition or purchase of assets by any Person outside the ordinary course of business of such Person and in a transaction pursuant to which consideration having a fair market value in excess of $35,000,000 is paid by or received by the Company and its Subsidiaries.

         "Credit Agreement": the Credit Agreement, dated as of October 15, 1998, by and among the Company, such Subsidiaries of the Company as may from time to time be Borrowers and/or Guarantors thereunder in accordance with the provisions thereof, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), NationsBank, N.A., a national banking association, as administrative agent for the Lenders and The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A. as Co-Syndication Agents, as the same may be amended and be from time to time in effect (including extensions, renewals, refundings and replacements thereof).

         "Credit Documents": collectively, this Agreement, the Notes, the Third Amendment, any Guarantor Joinder Agreements, the Collateral Documents and all other related agreements and documents issued, delivered or executed hereunder or thereunder or pursuant hereto or thereto (in each case, as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

         "Credit Improvement Date": a date subsequent to the Closing Date on which (i) the Company's Index Debt is rated BBB- or better by S&P or rated Baa3 or better by Moody's and

(ii) the Leverage Ratio as of the end of the most recently ended fiscal quarter shall be less than 4.0 to 1.0.


         "Credit Parties":  the Company and the Guarantors.

         "Debt Issuance": the issuance of any Indebtedness for borrowed money by the Company or any of its Consolidated Subsidiaries.

         "Default": any event specified in paragraph 9A, whether or not any requirement therein designated for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Domestic Subsidiaries": each direct and indirect Subsidiary of the Company that (a) is domiciled, incorporated or organized under the laws of any State of the United States or the District of Columbia or (b) maintains the majority of its assets (determined on a consolidated basis) in the United States of America.

         "Eligible Reinvestment": an acquisition of assets that is (i) not prohibited under subsection 5.2(b)(ii) and (ii) an acquisition of another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Closing Date, or any reasonable extensions or expansions thereof

         "Environmental Laws": any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "Equity Issuance": any issuance by the Company or any Consolidated Subsidiary to any Person other than the Company or a Consolidated Subsidiary of
(a) shares of its Capital Stock, specifically including any hybrid equity securities (e.g., trust preferred capital securities), (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Event of Default": any event specified in paragraph 9A, provided that any requirement therein designated for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Existing Credit Agreements": (a) with respect to the Company, (i) that certain Amended and Restated $700,000,000 Revolving Credit and Competitive Advance Facility Agreement, dated as of February 7, 1997 (amending and restating Revolving Credit and Competitive Advance Facility Agreement dated as of December 17, 1993, as amended by First Amendment, dated as of December 15, 1994 and Second Amendment, dated as of December 15, 1995), among the Company, the several financial institutions parties thereto, The Chase Manhattan Bank, formerly known as Chemical Bank, as agent thereunder, Morgan Guaranty Trust Company of New York, as documentation agent thereunder, and NationsBank, N.A., as syndication agent thereunder, and (ii) if still in existence, the credit agreement evidencing the related 364-day facility, (b) with respect to BetzDearborn, that certain $750,000,000 Credit Agreement dated as of October 20, 1997 among BetzDearborn, certain of its affiliates and The Chase Manhattan Bank and The Chase Manhattan Bank of Canada, as Administrative Agents and (c) with respect to FiberVisions Incorporated ("FiberVisions"), a wholly owned Subsidiary of the Company, that certain $115,000,000 Credit Agreement dated as of June 26, 1997 among FiberVisions, certain of its Affiliates and NationsBank, N.A., as Agent.

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "First Tier Foreign Subsidiary": at any date of determination, each Foreign Subsidiary in which any one or more of the Company and its Material Domestic Subsidiaries owns more than 50%, in the aggregate, of the voting Capital Stock of such Foreign Subsidiary.

         "Foreign Subsidiaries": all Subsidiaries of the Company that are not Domestic Subsidiaries.

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Obligations": without duplication, all of the obligations of the Credit Parties owing (i) to the holders of the Notes, whenever arising, under this Agreement, the Guarantor Joinder Agreements, the Notes, the Collateral Documents or any of the other Credit Documents to which a Credit Party is a party including, but not limited to, obligations with respect to principal, interest, Market Premium, tax gross-up payments and fees and expense reimbursement payments and including, without limitation (to the extent permitted by applicable law), any amounts that would have accrued but for the automatic stay under the Federal Bankruptcy Code (as now or hereafter in effect).

         "Guarantor": each of the Material Domestic Subsidiaries (other than a Receivables Financing SPC or a Preferred Stock SPC) and each Additional Credit Party which has executed a Guarantor Joinder Agreement, together with its successors and assigns.

         "Guarantor Joinder Agreement": a Guarantor Joinder Agreement referenced in subparagraph 5.1(j), a form of which is attached as Exhibit C.

         "Hazardous Materials": any substance, material or waste defined or regulated in or under any Environmental Laws.

         "Hedging Agreements": collectively, `interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case entered into by the Company or any of its Material Subsidiaries.

         "Indebtedness": with respect to any Person, without duplication, (i) all indebtedness for borrowed money created, incurred, assumed or guaranteed by such Person, (ii) all amounts owing by such Person under purchase money mortgages or other purchase money liens or conditional sales or other title retention agreements, (iii) all indebtedness secured by mortgages, liens, security interests, conditional sales or other title retention agreements upon property owned by such Person (whether or not such Person has assumed or become liable for the payment of such indebtedness), (iv) all obligations of such Person in respect of Financing Leases and Synthetic Leases, (v) all guaranty obligations of such Person with respect to Indebtedness of another Person, (vi) Indebtedness of any partnership or unincorporated joint venture with respect to which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto, (vii) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (viii) the principal amount of subordinated notes or debentures issued by such Person to a Preferred Stock SPC in connection with hybrid equity securities (e.g., trust preferred capital securities), and (ix) the outstanding Attributed Principal Amount under any Permitted Receivables Financing (other than a securitization of the receivable evidenced by the Tastemaker note, a $500 million five-year note of IMCERA Group, Inc. bearing interest at 6.2% and classified as "held at maturity").

         "Index Debt": the Company's long-term senior unsecured non-credit-enhanced debt securities.

         "Initial Hybrid Equity Transaction": the issuance, prior to or within three (3) months of the Closing Date, of equity-like securities by the Company and/or any of its Consolidated Subsidiaries in an amount sufficient to raise $170 million in proceeds for the Company.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent":  pertaining to a condition of Insolvency.

         "Interest Coverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter of the Company (and after giving effect to the Acquisition on a Pro Forma Basis), the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

         "Leverage Ratio": with respect to the Company and its Consolidated Subsidiaries for the twelve month period ending on the last day of any fiscal quarter (and after giving effect to the Acquisition on a Pro Forma Basis), the ratio of (a) Indebtedness of the Company and its Consolidated Subsidiaries on the last day of such period minus the principal amount of subordinated notes or debentures issued by the Company to a Preferred Stock SPC in connection with hybrid equity securities (e.g., trust preferred capital securities) to (b) Consolidated EBITDA for such period.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest to any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Material Adverse Effect": a material adverse effect on (i) the operations, business, property or assets, or the condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole or
(ii) the validity or enforceability of this Agreement and the other Credit Documents or the rights and remedies of the holders of the Notes hereunder or thereunder.

         "Material Domestic Subsidiary": any Domestic Subsidiary that is also a Material Subsidiary.

         "Material First Tier Foreign Subsidiary": any First Tier Foreign Subsidiary that is also a Material Subsidiary.


         "Material Subsidiary": as of any date of determination, any Domestic Subsidiary or any Foreign Subsidiary that (a) is a Borrower, (b) is listed on
Schedule II attached hereto, which Schedule may be modified from time to time by the Company by written notice to the holders of the Notes, (c) together with its Subsidiaries on a consolidated basis, during the twelve months preceding such date of determination accounts for (or to which may be attributed) 5% or more of the net income or assets (determined on a consolidated basis) of the Company and its Subsidiaries or (d) is otherwise necessary for the ongoing business operations of the Company and its Subsidiaries taken as a whole.


         "Merger Agreement": that certain Agreement and Plan of Merger dated as of July 30, 1998 among the Company, Water Acquisition Co. and BetzDearborn.

         "Moody's": Moody's Investors Services, Inc.

         "Multiemployer Plan": an ERISA Plan which is a multiemployer plan as defined in Section 400 1 (a)(3) of ERISA.

         "Net Cash Proceeds": the aggregate cash proceeds received by the Company or any of its Consolidated Subsidiaries in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Permitted Receivables Financing, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof, it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Company or any of its Consolidated Subsidiaries in any Asset Disposition, Equity Issuance, Debt issuance or Permitted Receivables Financing.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Permitted Receivables Financing": any one or more receivables financings in which (i) the Company or any of its Consolidated Subsidiaries (a) sells (as determined in accordance with GAAP) any accounts receivable, notes receivable, rights to future lease payments or residuals (collectively, together with certain related property relating thereto and the right to collections thereon, being the "Transferred Assets") to any Person that is not a Subsidiary or Affiliate of the Company (with respect to any such transaction, the "Receivables Financier"), (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (c) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (ii) the Company or any of its Consolidated Subsidiaries sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which Receivables Financing SPC then (a) sells (as determined in accordance with GAAP) any such receivables (or an interest therein) to any Receivables Financier, (b) borrows from such Receivables Financier and secures such borrowings by a pledge of such receivables or (c) otherwise finances its acquisition of such receivables and, in connection therewith, conveys an interest in such receivables to the Receivables Financier, provided that (1) such receivables financing shall not involve any recourse to the Company or any of its Consolidated Subsidiaries for any reason other than (A) repurchases of non-eligible receivables or (B) indemnifications for losses other than credit losses related to the receivables sold in such financing, (2) such receivables financing shall not include any guaranty obligations of the Company or any of its Consolidated Subsidiaries, (3) the Required Holders shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold, the term of the commitment of the Receivables Financier thereunder and any termination events, shall be (in the good faith understanding of the Required Holders) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics and (4) the documentation for such transaction shall not be amended or modified without the prior written approval of the Required Holders.

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": the BetzDearborn Inc. Employee Stock Ownership and 401(k) Plan, and its successors.

         "Pledge Agreements": a collective reference to the Pledge Agreement dated as of the Closing Date executed by the Company and each of the Material Domestic Subsidiaries (other than a Receivables Financing SPC or a Preferred Stock SPC) and substantially in the form of Exhibit I attached hereto and any and all other pledge agreements executed and delivered by the Credit Parties in favor of the Collateral Agent, for the benefit of the holders of the Notes and any other creditors described therein, to secure their obligations under the Credit Documents and any other loan documents or other agreements described therein, as amended, modified, extended, renewed or replaced from time to time; provided that it is understood that the Pledge Agreements will be effective only during the Collateral Period.

         "Preferred Stock SPC": a special purpose entity that is a Subsidiary or Affiliate of the Company and that is formed for the sole and exclusive purpose of engaging in activities in connection with the issuance of hybrid equity securities (e.g., trust preferred capital securities).

         "Pro Forma Basis": means, with respect to any transaction, that such transaction shall be deemed to have occurred (for purposes of calculating compliance in respect of such transaction with each of the financial covenants set forth in subparagraph 5.2(d)) as of the first day of the four fiscal quarter period ending as of the last day of the most recent fiscal quarter preceding the date of such transaction with respect to which the holders of the Notes shall have received the financial statements referred to in subparagraph 5.1(a). As used herein, "transaction" means any corporate merger or consolidation or any asset disposition or purchase as referred to in subparagraph 5.2(b). Any Indebtedness incurred or assumed by the Company or any of its Subsidiaries in order to consummate such transaction (i) shall be deemed to have been incurred or assumed on the first day of the applicable period and (ii) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

         "Property": any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Receivables Financing SPC": a special purpose entity that is a Subsidiary or Affiliate of the Company and that is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable in connection with and pursuant to a Permitted Receivables Financing.

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18,.19 or .20 of PBGC Reg.Section 2615.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": when used with respect to the Company, the chief executive officer or any senior vice president of the Company or, with respect to financial matters, the vice president and treasurer of the Company.

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

         "Synthetic Lease": any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "Third Amendment": the Third Amendment and Assumption Agreement dated as of December 31, 1998, amending and supplementing this Agreement.

         All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP. In the event that a change in GAAP affects the terms of the covenant contained in subparagraph 5.2(d) hereof (including the related defined terms used therein), the Company and the Required Holders shall negotiate in good faith such amendments to such covenant and related definitions as are necessary to reflect such changes in GAAP and as are otherwise reasonably satisfactory to the Company and the Required Holders.


         SECTION 2.5. (PARAGRAPH 14H) Paragraph 14H of the Note Agreement is hereby amended by changing the address for notices to the Company (and each other Credit Party) as follows:

        Notices to the Company or any other Credit       Hercules Incorporated
        Party shall be made to:                          Hercules Plaza
                                                         Wilmington, Delaware 19894
                                                         Attention:  Vice President & Treasurer
                                                         Telephone: (302) 594-6605
                                                         Telecopy:   (302) 594-5210

         SECTION 2.6. (PARAGRAPH 14) Paragraph 14 of the Note Agreement Is hereby @her amended by adding at the end thereof the following new provisions.-


         14N. TERMINATION OF COLLATERAL PERIOD. Upon the occurrence of a Credit Improvement Date that terminates the Collateral Period:


                  (a) the pledges and grants of security interests pursuant to the Pledge Agreements, and the covenants and other agreements contained therein, shall no longer be effective and shall otherwise cease and be of no further force and effect; and

                  (b) the Collateral Agent is hereby authorized, at the request and expense of the Company, (i) to return all items described in subparagraph 5.1(k) to the Company or the applicable Credit Party and
         (ii) to execute and deliver Uniform Commercial Code termination statements to evidence the termination described in clause (a) above.


         14O. CONFIDENTIALITY. For the purposes of this paragraph 14O, "Confidential Information" means information delivered to the holder of a Note (the "Noteholder") by or on behalf of any Credit Party in connection with the transactions contemplated by or otherwise pursuant to this Agreement or any other Credit Document that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Noteholder as being confidential information of such Credit Party, provided that such term does not include information that (a) was publicly known or otherwise known to such Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any person acting on its behalf, (c) otherwise becomes known to such Noteholder other than through disclosure by a Credit Party or (d) constitutes financial statements delivered to you under subparagraph 5.1(a) that are otherwise publicly available. Each Noteholder agrees that it will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that such Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, trustees, employees, agents, attorneys and affiliates, (ii) its financial advisors and other professional advisors, (iii) any other holder of any Note, (iv) any Person to which such Noteholder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 140), (v) any Person from which such Noteholder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 14O), (vi) any federal or state regulatory authority having jurisdiction over such Noteholder,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Noteholder's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if a Default has occurred and is continuing, to the extent such Noteholder may determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under its Notes, this Agreement or any other Credit Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 140 as though it were a party to this Agreement.


         14P. SUBMISSION TO JURISDICTION; WAIVERS:. Without in any way limiting the provisions of paragraph 13 (all of the terms of which are hereby confirmed), each Credit Party hereby irrevocably and unconditionally:


                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Notes and the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof,

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Credit Party in care of the Company at its address set forth in paragraph 14H or at such other address of which the holders of the Notes have been notified pursuant to paragraph 14H;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages; and

                  (F) WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


         14Q. EXHIBITS; SCHEDULES. The Exhibits and Schedules attached to the Third Amendment shall be considered as Exhibits and Schedules as well to this Agreement.



         SECTION 2.7. (SCHEDULES AND EXHIBIT) The Note Agreement is hereby further amended by adding the following Schedules and Exhibit which are annexed to this Agreement (any Schedule having the same number as an existing Schedule attached to the Note Agreement being substituted for such existing Exhibit or
Schedule in its entirety):

        SCHEDULE I                   (Purchaser Schedule)
        SCHEDULE II                  (Material Subsidiaries)
        SCHEDULE III                 (Required Consents, Authorizations, Notices and Filings)
        SCHEDULE IV                  (Existing Indebtedness of the Material Subsidiaries)
        SCHEDULE V                   (Representation Regarding Collateral Documents)
        SCHEDULE X                   (Determination of Additional Interest)
        EXHIBIT C                    (Guarantor Joinder Agreement)


         SECTION  3. REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES


         In order to induce Prudential to enter into this Agreement, the Credit Parties make the following representations, covenants and warranties (other than those set forth in Section 3.21 which are made by the Trustee in its individual capacity) which shall survive the execution and delivery of the Credit
Documents:

         3.1. Corporate Authority. (a) Each Credit Party is a duly and validly existing corporation, and is in good standing under the laws of the State of its incorporation. The execution, delivery and performance of the Credit Documents are within each Credit Party's corporate authority and have been duly authorized by proper corporate proceedings. This Agreement has been, and each of the other Credit Documents required to be executed and delivered by a Credit Party will be, duly executed and delivered by each Credit Party that is a party thereto.

         (b) Each Credit Party (i) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (ii) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

         3.2. Financial Statements. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flow (including the notes thereto) for the fiscal year ended on such date, reported upon by Coopers & Lybrand, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such fiscal year, in conformity with GAAP.

         (b) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of June 30, 1998, and the related consolidated statements of income and cash flows for the quarterly period ended on such date, present fairly in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of said date and the consolidated results of their operations for such quarterly period, in conformity with GAAP, provided, however, that such financial statements are subject to year-end adjustments and are presented without footnotes.

         (c) The pro forma consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the Closing Date giving effect to the Acquisition in accordance with the terms of the Merger Agreement and reflecting estimated purchase price accounting adjustments, has heretofore been furnished to Prudential. Such pro forma balance sheet is based upon reasonable assumptions made known to Prudential and upon information not known to be incorrect or misleading in any material respect.

         (d) The financial statements delivered to Prudential pursuant to subparagraph 5.1 (a)(i)(A) and (B), (i) have been prepared in accordance with GAAP (except as may otherwise be permitted hereunder) and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such date and for such periods.

         3.3. Validity of Documents. (a) This Agreement constitutes, and the other Credit Documents when duly executed and delivered by each Credit Party that is a party thereto in accordance with this Agreement will constitute, legal, valid and binding obligations of each Credit Party, each enforceable in accordance with its terms except as the enforceability of such Credit Document may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors' rights. Neither the execution, delivery or performance of this Agreement or the other Credit Documents, nor compliance with the terms and provisions hereof and thereof, will (i) conflict with, or result in a breach of any provisions of, any Requirement of Law applicable to the Credit Parties, specifically including the certificate of incorporation or the by-laws of a Credit Party, or any agreement or instrument to which a Credit Party is a party, or by which it or its properties is bound, or constitute a default thereunder, except where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect or (ii) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon a Credit Party or with respect to its properties.

         (b) No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule III all of which have been obtained or made or have the status described in such Schedule III and (ii) filings to perfect the Liens created by the Collateral Documents.

         3.4. No Events of Default. No Event of Default specified in paragraph 9A of the Note Agreement (after giving effect to this Agreement) and no event of default specified in any other agreement evidencing indebtedness of the Company or any of its Material Subsidiaries for borrowed money in excess of $25,000,000, and no event which, with the giving of notice or lapse of time, or both, could become such an Event of Default or event of default, has occurred and is continuing.

         3.5. Litigation. Except as set forth on the Quarterly Reports on Form 10-Q filed by each of the Company and BetzDearborn with the Securities and Exchange Commission for the quarterly period ended September 30, 1998, there are no actions, suits or proceedings pending or, to the knowledge of a Credit Party, threatened against or affecting the Company or any Consolidated Subsidiary before any court or before any governmental or administrative body or agency, which could reasonably be expected to have a Material Adverse Effect.

         3.6. Status Under Certain Statutes. No Credit Party is (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (iii) a "public utility" as such term is defined in the Federal Power Act, as amended, nor (iv) a "rail carrier" or a person controlled by or affiliated with a "rail carrier", within the meaning of Title 49, U.S.C., or a "carrier" to which 49 U.S.C. Section 11301(b)(1) is applicable.

         3.7. No Change. Since June 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         3.8. Federal Regulations. No part of the maintenance of the credit represented by the Notes involves "purchasing" or "carrying" any "margin stock", within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any holder of a Note, the Company will furnish to such holder a statement to the foregoing effect in conformity with the requirements of FR Form U-I (or other appropriate form) referred to in said Regulation U.

         3.9. ERISA. Each of the following statements is true as of the Closing Date, except to the extent that the events or conditions causing such statements to be untrue, either individually or in the aggregate, would not be reasonably likely to result in any liability having a Material Adverse Effect: Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any ERISA Plan, and each ERISA Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or an ERISA Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such ERISA Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither a Credit Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither a Credit Party nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Credit Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         3.10. Regulation on Debt Incurrence, Securities Act. No Credit Party is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness. None of the transactions contemplated by this Agreement will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto.

         3.11. Compliance with Law. Each of the Company and its Consolidated Subsidiaries is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.12. Taxes. Each of the Company and its Consolidated Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP). No Credit Party is aware as of the Closing Date of any proposed tax assessments against any of the Company and its Consolidated Subsidiaries, which could reasonably be expected to have a Material Adverse Effect and against which adequate reserves are not being maintained in accordance with GAAP (if such reserves are required pursuant to GAAP).

         3.13. Material Subsidiaries. Set forth on Schedule II is a complete and accurate list of all Material Subsidiaries of the Company as of the Closing Date. Information on Schedule II includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by a Credit Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Material Subsidiaries is validly issued, fully paid and nonassessable and is owned by each such Credit Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule II, no Material Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

         3.14. Environmental Matters. (a) Except as would not have or be reasonably expected to have a Material Adverse Effect:

                  (i) Each of the real properties owned by the Credit Parties (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Company or any of its Material Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                  (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened.

                  (iii) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Company or any of its Material Subsidiaries.

                  (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or, to the best knowledge of such Credit Party, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Material Subsidiaries, the Real Properties or the Businesses.

                  (v) There has been no release or, to the best knowledge of any Credit Party, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Company or any of its Material Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

                  (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws.

                  (vii) No Credit Party, nor any of its Subsidiaries, has assumed any liability of any Person (other than another Credit Party, or one of its Subsidiaries) under any Environmental Law.

         (b) The Company has adopted procedures that are designed to (i) ensure that each Credit Party, each of its operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would have or would be reasonably expected to have a Material Adverse Effect, and (ii) manage, to the same extent as and in accordance with the practices of companies engaged in the same or a similar business, any liabilities or potential liabilities that each Credit Party, any of its operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

         3.15. Solvency. Each Credit Party is and, after consummation of the transactions contemplated by this Agreement will be Solvent. As used herein, "Solvent" with respect to any Person, in that Person's reasonable belief and as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, and (e) the fair value of the assets of such Person is not less than the amount that will be required to pay the estimable and probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         3.16. Disclosure. Neither this Agreement nor any financial statements delivered to Prudential nor any other document, certificate or statement furnished to Prudential by or on behalf of the Company or any of its Consolidated Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         3.17. No Burdensome Restrictions. Neither the Company nor any of its Material Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

         3.18. Representations and Warranties from Merger Agreement. As of the Closing Date, each of the representations and warranties made in the Merger Agreement by each of the parties thereto was true and correct in all material respects.

         3.19. Year 2000 Compliance. Each of the Credit Parties has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries businesses and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications may not be able to recognize and properly perform date-sensitive functions after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Credit Party believes that all computer applications that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         3.20. ESOT Notes and Tax Treatment Unaffected. (a) The Plan is an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code and is qualified under section 401(a) of the Code. The ESOT has been duly constituted in accordance with the Trust Agreement, is validly existing and is tax-exempt under section 501(a) of the Code. The ESOT has all requisite power and authority to own its properties and assets. The execution, delivery and performance of this Agreement will not (and the transactions relating to the ESOT effected in connection with the Merger did not) involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not otherwise constitute a violation of, or give rise to any liability under, any other provision of Title I of ERISA or section 4975 of the Code. The shares of the Company in the ESOT constitute qualifying "employer securities" within the meaning of section 409(l) of the Code and were acquired for not more than adequate consideration, within the meaning of section 3(18) of ERISA. Fifty percent ( 50%) of the interest on the Notes is Excludible from the gross income of any holder of the Notes for Federal income tax purposes, assuming that such holder is a Qualified Holder.

         (b) It is the present intention of the Company to maintain the ESOT in full force and effect as "an employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code and section 407(d)(6) of ERISA.

         (c) (i) The Trustee has all requisite power and authority to execute and deliver and to perform all of the obligations of the ESOT under this Agreement and the ESOT Notes; (ii) the execution, delivery and performance by the Trustee of this Agreement and the ESOT Notes will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Trustee;
(iii) this Agreement and the ESOT Notes constitute legal, valid and binding obligations of the ESOT enforceable against the ESOT in accordance with their terms (subject, as to enforceability, to the effect of bankruptcy, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity) and (iv) there are no actions, suits or proceedings pending or, to the best knowledge of the ESOT, threatened against or involving the ESOT or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which (x) draw into question the validity of the Trust Agreement, this Agreement, the Notes or the ESOT Transaction or (y) if determined adversely to the ESOT, would materially adversely affect the ability of the Trustee to perform its obligations under the Trust Agreement or of the ESOT to perform its obligations under this Agreement or the ESOT Notes or of any of them to consummate the transactions contemplated hereby.

         3.21. Trustee's Individual Representations. The following representations and warranties are made only by the Trustee in its individual capacity and not by the Company or the ESOT: The Trustee, in its individual capacity, represents and warrants that (1) the Trustee is a trust company incorporated under the banking laws of the Commonwealth of Massachusetts with corporate trust powers and is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority, corporate and otherwise, to conduct its business and to execute and deliver, and to perform all its obligations under, the Trust Agreement and (2) the execution, delivery and performance by the Trustee of this Agreement does not violate any provision of the articles of association or by-laws of the Trustee.


         SECTION 4. INTEREST RATE INCREASE

         With effect from and after October 15, 1998 the annual interest rate on the Notes outstanding from time to time under the Note Agreement shall be subject to adjustment by reference to Schedule X to the Note Agreement (as the same is hereby amended and attached as Schedule X to this Agreement) and the ESOT hereby agrees to pay interest on the Notes at the annual rate as so determined. After giving effect to this Agreement, the rate payable in respect of the Notes (including Additional Interest and adjustments provided for in paragraph 7) as determined pursuant to the provisions, of the Note Agreement is currently (effective from October 15, 1998) 8.96% per annum. For purposes of the Notes and the Note Agreement the parties hereby agree that the following rates referred to in the Note Agreement are, as of October 15, 1998 and until changed by the agreement of the parties, as follows:

         "Fully Tax-Exempt Rate" shall mean 6.76% plus the Additional Interest, if any, per annum.

         "Gross-Up Rate" shall mean 9.48% plus the Additional Interest, if any, per annum.

         "Qualified Tax-Exempt Rate" shall mean 8.15% plus the Additional Interest, if any, per annum.


         SECTION 5. EFFECTIVENESS OF THIS AGREEMENT

         This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto and the satisfaction of the following conditions precedent on the date hereof (execution and delivery by Prudential constituting evidence that such conditions have been so satisfied):

                  (a) Prudential shall have received a copy of this Agreement, the Intercreditor Agreement, the Pledge Agreements and each of the other Credit Documents, each duly executed and delivered by the parties thereto, together with a certificate of the Secretary or Assistant Secretary of the Company and each other Credit Party (i) as to the incumbency and specimen signatures of the officers of the Company and each other Credit Party who are authorized to execute this Agreement, the acknowledgment to the Intercreditor Agreement and each other document to be executed and delivered by the Company and each other Credit Party pursuant hereto, and (ii) certifying that the execution and delivery of this Agreement and the other Credit Documents have been duly authorized by all proper corporate action;

                  (b) Prudential shall have received an opinion of the Assistant General Counsel of the Company, acting as counsel to each of the Credit Parties, in a form agreed to by such counsel for the Company and counsel for Prudential;

                  (c) Prudential shall have received each of the financial statements referred to in subparagraph 3.2;

                  (d) Prudential shall have received from a Responsible Officer of the Company a certificate to the effect that as of the date hereof
         (i) all representations and warranties made by the Company and each other Credit Party in this Agreement and each other Credit Document are true and correct in all material respects, (ii) the Credit Parties have terminated, and paid in full any amounts outstanding under, the Existing Credit Agreements, (iii) no Default or Event of Default (after giving effect to the amendments to the Note Agreement set forth herein) shall have occurred and be continuing; (iv) the Acquisition has been consummated in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals, (v) the Company did not pay more than $2,500,000,000 (net of option proceeds and excluding the assumption of Indebtedness) in the aggregate in connection with the Acquisition and (vi) at least $180,000,000 of the purchase price paid in connection with the Acquisition was funded by the Company issuing common stock out of its treasury stock account to the BetzDearborn Employee Stock Option Plan ("BetzDearborn ESOP") to purchase the BetzDearborn convertible preferred shares held by, or in trust for, the BetzDearborn ESOP; and

                  (e) Prudential shall have received an amendment fee of $116,875.


         SECTION 6. ACKNOWLEDGMENT BY CREDIT PARTIES

         Each Credit Party hereby acknowledges that by executing and delivering a counterpart of this Agreement it is becoming a party to the Note Agreement as amended by this Agreement and shall be bound by the provisions thereof to the extent such provisions are applicable to it.


         SECTION 7. MISCELLANEOUS

         7.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Agreement.

         7.2. References. On and after the date of this Agreement, each reference in the Note Agreement and the Notes shall mean and be a reference to the Note Agreement as amended by this Agreement.

         7.3. Ratification. The Note Agreement, as amended by this Agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

         7.4. Counterparts. This Agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts (including by telecopy), each of which counterparts shall be an original and all of which taken together shall constitute one and the same agreement.

         7.5. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


ESOT:                                     BETZDEARBORN INC. EMPLOYEE
----                                         STOCK OWNERSHIP AND 401(K)
                                             TRUST ESTABLISHED BY THE
                                             BETZDEARBORN INC. EMPLOYEE
                                             STOCK OWNERSHIP AND 401(K)
                                             PLAN


                                          By:      PUTNAM FIDUCIARY TRUST
                                                   COMPANY as Trustee

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


 PRUDENTIAL:                              THE PRUDENTIAL INSURANCE COMPANY
                                             OF AMERICA

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


COMPANY:                                  HERCULES INCORPORATED,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


SUBSIDIARY GUARANTORS:                    BETZDEARBORN CANADA, INC.,
                                          an Ontario corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          HERCULES CREDIT, INC.,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          HERCULES FLAVOR, INC.,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          WSP, INC.,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          AQUALON COMPANY,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          HERCULES FINANCE COMPANY,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          FIBERVISIONS, L.L.C.
                                          a Delaware limited liability company

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          FIBERVISIONS INCORPORATED,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          FIBERVISIONS PRODUCTS, INC.,
                                          a Georgia corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          HERCULES INTERNATIONAL LIMITED,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          BETZDEARBORN, INC.,
                                          a Pennsylvania corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          BETZDEARBORN EUROPE, INC.,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          DRC, LTD.,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          BL TECHNOLOGIES, INC.,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          BLI HOLDINGS, INC.,
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          BETZDEARBORN PAPER PROCESS
                                          GROUP, INC.,
                                          a Florida corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          BETZDEARBORN HYDROCARBON
                                          PROCESS GROUP, INC.,
                                          a Texas corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                   SCHEDULE I

                               PURCHASER SCHEDULE

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

(1) All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

                  Bank of New York
                  New York, New York
                  ABA NO.:  021-000-018
                  Account No. 890-0304-391

                  Each such wire transfer shall set forth the name of the Company, a reference to "BetzDearborn Guaranteed ESOT Notes Due 2009, PPN _________, INV ___________", and the due date and application (as among principal interest and Market Premium) of the payment being made.

(2)      Address for all notices relating to payments:

                  The Prudential Insurance Company of America
                  c/o Prudential Capital Group
                  Four Gateway Center, 7th Floor
                  100 Mulberry Street
                  Newark, NJ 07102-4077
                  Attention:        Trade Management Group

(3)      Address for all other communications and notices:

                  The Prudential Insurance Company of America
                  c/o Prudential Capital Group-Private Placements
                  One Gateway Center, 11th Floor
                  Newark, NJ 07102-5311
                  Attention:        Managing Director

(4)      Recipient of telephonic prepayment notices:

                  Manager, Trade Management Group
                  (973) 802-7398

(5)      Tax Identification No.: 22-1211670

                                   SCHEDULE II


                              Material Subsidiaries

                                   SCHEDULE II

                                                           AUTHORIZED     OUTSTANDING                                PERCENT OF
JURISDICTION                COMPANY                          SHARES        SHARES           SHAREHOLDER              OUTSTANDING
--------------------------------------------------------------------------------------------------------------------------------
Delaware              Hercules Credit, Inc.                10 no par      10 no par      Hercules Incorporated          100%
Delaware              Hercules Flavor, Inc.                100 no par     100 no par     Hercules Incorporated          100%
Delaware              WSP, Inc.                            1000 @ $1         100         Hercules Incorporated          100%
Delaware              Aqualon Company                         N/A            N/A         Hercules Credit, Inc.           99%
                                                                                         WSP, Inc.                       1%
Delaware              Hercules Finance Company                N/A            N/A         Hercules Credit, Inc.           20%
                                                                                         Hercules Flavor, Inc.           80%
Delaware              FiberVisions, L.L.C.                    None           None        None                           None
Delaware              FiberVisions Incorporated            100 @ $.01        100         FiberVisions, L.L.C.           100%
Georgia               FiberVisions Products, Inc.         25,000 @ $1       25,000       FiberVisions A/S               100%
Rijswijk,
The Netherlands       Hercules International Limited          N/A            N/A         N/A                             N/A
Pennsylvania          BetzDearborn, Inc.                  250,000,000        All         Hercules Incorporated          100%
Delaware              BetzDearborn Europe, Inc.            10 no par          10         BetzDearborn, Inc.             100%
Delaware              DRC, Ltd.                            1000 @ $1          20         BetzDearborn, Inc.             100%
Delaware              BL Technologies, Inc.                1000 @ $1          10         BetzDearborn, Inc.              50%

                                                                              10         BetzDearborn Europe, Inc.       50%
Delaware              BLI Holdings, Inc.                   1000 @ $1          30         BetzDearborn, Inc.             100%
Florida               BetzDearborn Paper Process, Inc.     10 no par          10         BetzDearborn, Inc.             100%
Texas                 BetzDearborn Hydrocarbon
                      Process Group, Inc.                 1000 @ $1         1000         BetzDearborn, Inc.             100%
U.K.                  Hercules Investments Global, Ltd.   500,001 @ L1     500,001       Hercules Incorporated           90%
                                                                                         Hercules Investments LLC        10%
St. Thomas
Virgin Islands        Hercules Overseas Corp.              10 @ $100          10         Hercules Incorporated          100%

                                  SCHEDULE II

                                                    AUTHORIZED             OUTSTANDING                                PERCENT OF
JURISDICTION                COMPANY                   SHARES                SHARES           SHAREHOLDER              OUTSTANDING
------------------------------------------------------------------------------------------------------------------------------------




Nassau, Bahamas     Hercules International
                    Trade Corporation Limited        100 @ $500               98         Hercules Incorporated              96%
                                                                                         G. MacKenzie                       1%
                                                                                         B. Jester                          1%
Rotterdam,
The Netherlands     Hercules Nederland BV           Dfl 625,000          Dfl 136,000     Hercules International
                                                                                         Ltd.                              100%
Hamilton Bermuda    Curtis Bay Insurance
                    Co., Ltd.                     10,000,000 @ $1         10,000,000     Hercules Incorporated             100%
Brussels, Belgium   Hercules Europe NV                123.742              123.742       Hercules Incorporated             100%
Denmark             FiberVisions A/S              180 @ DKK 10,000           180         FiberVisions, L.L.C.              100%
Ontario, Canada     Hercules Canada Inc.         27,000,000 no par        22,800,000     Hercules Incorporated             100%
Belgium             Hercules Belgium N.V.       457.600 of BEF 1000        457.600       Hercules Nederland BV             100%
                                                        each
Rijswijk,
The Netherlands     Aqualon France BV               NLG 200,000           NLG 60,000     Hercules BV                       100%
                                                                          NLG 37,100     Hercules SA
Germany             Pomosin GmbH                     DM 200,000          DM 3,000,000    Copenhagen Pectin A/S             100%
Rijswijk,
The Netherlands     Hercules BV                     NLG 625,000          NLG 137,000     Hercules Nederland BV             100%
London, England     Hercules Limited               3,250,000 @ L1           11,442       Hercules Incorporated             100%
Hamburg, Germany    Hercules GmbH                 1 @ DM 1.650.000            3          Hercules Incorporated             100%

                                                   1 @ DM 348.000

                                                    1 @ DM 2.000
Lille Skensved,
Denmark             Copenhagen Pectin A/S               159                  159         Hercules Nederland BV             100%
Ontario, Canada     BetzDearborn Canada, Inc.        Unlimited               100         BetzDearborn, Inc.                100%
Belgium             BetzDearborn Europe, N.V.        Unlimited             Class A
                                                                           9,999        Betz Chemical
                                                                                        Technologies BV                85.9015%

                                                                           1,631        BetzDearborn Europe, Inc.         14.0%

                                                                             1          Betz Canada Inc.                 .0085%

                                                                          Class B
                                                                           2,470        Betz Canada Inc.                  100%

                                  SCHEDULE III

                      Required Consents and Authorizations


                                  NONE REQUIRED

                                   SCHEDULE IV

                 EXISTING INDEBTEDNESS OF MATERIAL SUBSIDIARIES

                                   SCHEDULE V

                  Representation Regarding Collateral Documents

         The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are and will remain perfected security interests and Liens, prior to all other Liens other than Liens permitted under subparagraph 5.2(a) of the Note Agreement. Each of the representations and warranties made by the Company and its Material Domestic Subsidiaries in the Collateral Documents is true and correct in all material respects.

                                   SCHEDULE X

                      DETERMINATION OF ADDITIONAL INTEREST

         "Additional Interest" in respect of the Notes shall mean the rate per annum applicable on any date determined based upon the ratings applicable on such date to the Company's long-term senior unsecured non-credit-enhanced debt securities (the "Index Debt") by Moody's and S&P as follows:



                                                                                                             Additional
                             Clause                         Rating                                            Interest
                             ------                         ------                                            --------
                              (1)             (greater than) A from S&P and (greater than) A2 from Moody's      0.00%
                                              -               -

                              (2)             (greater than or equal to) A from S&P and                         0.08%
                                              (greater than or equal to) A2 from Moody's

                              (3)             BBB+ from S&P and Baal from Moody's                               0.53%

                              (4)             BBB from S&P and Baa2 from Moody's                                0.73%

                              (5)             BBB- from S&P and Baa3 from Moody's                               0.88%

                              (6)             BB+ from S&P and Ba1 from Moody's                                 2.30%

                              (7)             BB from S&P and Ba2 from Moody's                                  3.30%

                              (8)             BB- from S&P and Ba3 from Moody's                                 4.30%

                              (9)             (less than or equal to) BB- (or no rating) from S&P or            6.30%
                                              (less than or equal to) Ba3 (or no rating) from Moody's



For purposes of the foregoing, (i) if the ratings established by Moody's and S&P shall indicate different clauses specified above, the Additional Interest shall be determined by reference to the numerically higher clause (thus, by way of example, if the Company's Index Debt is rated BBB+ by S&P and Baa2 by Moody's, the clauses indicated are (3) and (4), respectively, resulting in the Additional Interest being determined by reference to clause (4), which clause is the higher numbered clause), and (ii) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P) such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the rate of Additional Interest shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the payment in full of the Notes, the Company and the holders of the Notes shall negotiate in good faith to appropriately amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, the Company and the holders of the Notes shall negotiate in good faith to agree upon a substitute rating agency and to amend the references to specific ratings in this Schedule to reflect the ratings used by such substitute rating agency.